Exhibit 16.1

Letterhead of S. W. Hatfield, CPA

February 20, 2006

U. S. Securities and Exchange Commission

450 Fifth Street, NW

Washington, DC 20549

Gentlemen:

On February 20, 2006, this Firm received a draft copy of a Form 8-K/A to be filed by Signet International Holdings, Inc. (SEC File #000-51185, CIK #1317833) (Company) reporting an Item 4.02 - Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

We have no disagreements with the statements made in the draft Form 8-K, Item 4.02 disclosures which we read.

Yours truly,

/s/ S. W. Hatfield, CPA

S. W. Hatfield, CPA

Dallas, Texas